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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                January 19, 2005
                            (Date of report; date of
                            earliest event reported)

                         Commission file number: 1-3754

                      GENERAL MOTORS ACCEPTANCE CORPORATION
             (Exact name of registrant as specified in its charter)


              Delaware                                 38-0572512
   (State or other jurisdiction of                  (I.R.S. Employer
   incorporation or organization)                  Identification No.)


                             200 Renaissance Center
                         P.O. Box 200 Detroit, Michigan
                                   48265-2000
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (313) 556-5000
              (Registrant's telephone number, including area code)







Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item  2.02  Results of Operations and Financial Condition

               GMAC 2004 AND FOURTH QUARTER 2004 EARNINGS SUMMARY

General Motors Acceptance Corporation (GMAC) earned a record $2.9 billion in 2004, up from the previous record of $2.8 billion earned in 2003, representing the 10th consecutive year of earnings growth. These record earnings were driven by solid results in each of GMAC's three main lines of business - financing, mortgage and insurance operations. Record earnings were achieved in a difficult environment that included higher market interest rates, declining mortgage industry volume and a series of negative rating agency actions. Along with the earnings increase, GMAC continued to provide global support for the marketing of GM vehicles, as well as provided a significant source of cash flow to GM through the payment of a $1.5 billion dividend in the fourth quarter.

Despite unfavorable impacts from lower net interest margins, 2004 net income from Financing operations increased to $1,476 million, up from the $1,360 million earned in 2003. The increase reflects considerable improvement in earnings from international operations, lower credit loss provisions, improved vehicle remarketing results in North America and the impact of favorable tax settlements.

Mortgage operations earned $1,108 million, a decline of 12% from record earnings of $1,254 earned in 2003 as residential mortgage industry volumes declined by approximately 30%. Despite the lower industry volumes, GMAC's Mortgage operations experienced market share gains, asset growth, improved mortgage servicing results and an increase in fee-based revenue.

GMAC's Insurance operations generated record net income of $329 million in 2004, up $150 million from the $179 million earned in 2003. The increase reflects a combination of strong results achieved through increased premium revenue, favorable loss experience, and improved investment portfolio performance.

GMAC's consolidated earnings for the fourth quarter of 2004 were $611 million, representing a slight decline from the record 2003 fourth quarter earnings. For the quarter, net income from Financing operations totaled $323 million, down from the $342 million earned in the fourth quarter of 2003. GMAC's Mortgage operations earned $220 million, up modestly from the $215 million earned in the fourth quarter of 2003. GMAC's Insurance operations had net income of $68 million in the fourth quarter of 2004, down slightly from the $73 million earned in the fourth quarter of 2003.

In 2005, GMAC is expected to sustain the recent strong operating results and will continue to be a significant contributor to GM's financial performance. For 2005, GMAC is expecting to generate net income of at least $2.5 billion and remit a dividend in excess of $2 billion.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    GENERAL MOTORS ACCEPTANCE CORPORATION
                                    -------------------------------------
                                    (Registrant)




Dated:   January 19, 2005           /s/ SANJIV KHATTRI
                                    ------------------
                                    Sanjiv Khattri
                                    Executive Vice President,
                                    Chief Financial Officer and Director



Dated:   January 19, 2005           /s/ LINDA K. Zukauckas
                                    ----------------------
                                    Linda K. Zukauckas
                                    Vice President and Corporate Controller